Exhibit 23.3

Grant Thornton

Consent of Independent Auditors

We have issued our report dated January 30, 2007 accompanying the financial statements of Pointer Localizacion Y Asistencia S.A. appearing in the Annual Report of Pointer Telocation Ltd. included in the Annual Report on Form 20-F/A for the year ended December 31, 2006, dated July 31, 2007, and hereby consent to their incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3, registration no. 333-143399.

/s/ Grant Thornton Argentina S.C.

Buenos Aires, Argentina
September 24, 2007